Exhibit 99.1

November 19, 2009

Sanderling Ventures
Attn: Robert McNeil, Ph.D.
400 El Camino Real
Suite 1200
San Mateo, CA  94402

Ivy Healthcare Capital II, L.P.
Attn: Robert Pangia
One Paragon Drive, Suite 125
Montvale, NJ 07645

Dear Investors:

In connection with your purchase of Secured Convertible Notes (the “Notes”) of ReGen Biologics, Inc. (the “Company”) pursuant to certain Subscription and Security Agreements to which you were a party, in substantially the form attached hereto as Exhibit A, as the same may be amended, restated or supplemented from time to time (the “Agreement”).

You have each made a commitment to fund the aggregate amount as specified in the below funding schedule (the “Commitment Amount”) for the purchase of Notes of the Company pursuant to the terms of the Agreement.

Pursuant to this letter, and subject to the terms of the Agreement, you have acknowledged and accepted that you intend to fund such Commitment Amount in accordance with the following funding schedule unless you notify the Company in writing at least 10 days in advance of such future funding date that you intend not to fund the scheduled amount for such applicable funding date.

Notwithstanding the foregoing, this letter shall not be deemed to amend or replace any of the terms set forth in the Agreement.

Date of Funding	Commitment Amounts
	Sanderling	Ivy	Combined
October 2009 (funded)	$600,000	$-0-	$600,000
November 19, 2009	250,000	200,000	450,000
December 1, 2009	210,000	50,000	260,000
January 1, 2010	210,000	50,000	260,000
February 1, 2010	210,000	50,000	260,000
March 1, 2010	210,000	50,000	260,000
April 1, 2010	210,000	50,000	260,000
March 1, 2010	200,000	50,000	250,000
Total Commitments	$2,100,000	$500,000	$2,600,000

IN WITNESS WHEREOF, this letter has been duly executed and delivered to you as of the date first written above.  This letter may be executed in counterparts, by facsimile or otherwise, each of which counterparts when taken together shall constitute one and the same letter.

Sincerely yours,

/s/ Gerald E. Bisbee, Jr., Ph.D.

Gerald E. Bisbee, Jr., Ph.D.
Chairman and
Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

Sanderling Ventures
(On behalf of subscribing Sanderling entities)

By:	/s/ Robert McNeil, Ph.D.
Name:	Robert McNeil, Ph.D.
Title:	Managing Director

ACKNOWLEDGED AND ACCEPTED:

Ivy Healthcare Capital II, L.P.
By:	Ivy Capital Partners II, LLC as General Partner

By:	/s/ Robert Pangia
Name:	Robert Pangia
Title:	Co-Manager

EXHIBIT A

SUBSCRIPTION AND SECURITY AGREEMENT

[Filed separately with this Current Report on Form 8-K.]